Exhibit 99.3

MAX RE CAPITAL LTD. REPORTS SECOND

QUARTER NET INCOME OF $0.81 PER DILUTED SHARE:

Hamilton, Bermuda, August 4, 2003—Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended June 30, 2003 of $30.8 million, or net income of $0.81 per diluted share, compared to a net loss of $5.0 million, or a net loss of $0.13 per diluted share, for the three months ended June 30, 2002. Net operating income before minority interest, which represents net income before minority interest reduced by net realized gains on sale of fixed maturities, for the three months ended June 30, 2003 was $36.0 million, or net operating income of $0.79 per diluted share, compared with a net operating loss before minority interest of $8.4 million, or a net operating loss of $0.18 per diluted share, for the three months ended June 30, 2002. For the six months ended June 30, 2003, the Company had net income of $45.4 million, or net income of $1.19 per diluted share, compared to a net loss of $2.4 million, or a net loss of $0.06 per diluted share, for the six months ended June 30, 2002. For the six months ended June 30, 2003, the Company had net operating income before minority interest of $50.7 million, or net operating income of $1.12 per diluted share, compared to a net operating loss of $5.5 million, or a net operating loss $0.12 per diluted share, for the six months ended June 30, 2002.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Our second quarter results are indicative of an attractive underwriting period and a recovering investment environment. The Company’s shift to increased risk underwriting and steadfast commitment to a diversified investment strategy that includes fixed income securities and alternative assets was rewarded this quarter. Our alternative investment portfolio has achieved record results during the last six month period and, coupled with increasing profits from property and casualty alternative risk and traditional reinsurance underwriting, has resulted in the Company producing record net operating income for the first six months of 2003.”

Gross premiums written for the three months ended June 30, 2003 was $165.8 million, coming entirely from property and casualty underwriting, compared to $121.5 million, also coming from property and casualty underwriting, for the three months ended June 30, 2002. Net premiums earned for the three months ended June 30, 2003 were $143.3 million compared to $65.3 million for the same period of 2002. Current year to date premiums written are $596.3 million compared to $465.4 million for the first six months of 2002. Net premiums earned for the first six months of 2003 are $287.0 million compared to $150.8 million for the same period in 2002.

Net investment income, excluding realized and unrealized gains and losses, for the three months ended June 30, 2003, increased to $15.1 million, compared to $13.4 million for the same period in 2002. Net investment income for the six months ended June 30, 2003 increased $3.8 million, to $29.6 million, compared to $25.8 million for the same period in 2002. Net gains on alternative investments for the three months ended June 30, 2003 were $45.2 million, or a 5.84% return, for the quarter, compared to net gains on alternative investments of $2.9 million, or a 0.44% return, for the same period of 2002. For the six months ended June 30, 2003, alternative investments have returned 9.12%, compared to 0.85% for the same period in 2002. Invested assets were $2.3 billion as of June 30, 2003, with an allocation of approximately 65% to cash and fixed maturities and 35% to alternative investments.

Total revenue for the three months ended June 30, 2003 increased 139% to $206.3 million, compared to $86.2 million of total revenue for the same period in 2002. Growth in revenue is principally attributable to a 119% increase in net premiums earned and to significantly improved performance on the alternative investments for the three months ended June 30, 2003 compared to the same period in 2002. The increase in net premiums earned and the improved performance on the alternative investments also account for the increase in total revenues year to date through June 30, 2003 compared to the same period in 2002.

Losses, benefits and experience refunds were $114.4 million for the three months ended June 30, 2003 compared to $66.9 million for the same period in 2002. The increase in losses, benefits and experience refunds is principally attributable to the increase in premiums written and earned. Loss experience on contracts in force developed as expected during the quarter with only one significant adverse adjustment, which amounted to $3.5 million, relating to a life and annuity contract written in a prior year. Losses, benefits and experience refunds for the six months ended June 30, 2003 were $228.8 million compared to $134.4 million for the same period in 2002.

General and administrative expenses for the three months ended June 30, 2003 were $10.8 million compared to $4.7 million for the same period in 2002. General and administrative expenses for the six months ended June 30, 2003 were $19.0 million compared to $10.6 million for the same period in 2002. The growth in general and administrative expenses resulted principally from expenses associated with establishing the Company’s insurance operations and expanding the Company’s traditional reinsurance staff. General and administrative expenses for the six months ended June 30, 2003 were 6.61% of net premiums earned compared to 7.03% of net premiums earned for the six months ended June 30, 2002.

Minority interest and shareholders’ equity was $776.6 million at June 30, 2003. Combined book value per share at June 30, 2003, including conversion of the non-voting Max Re Ltd. common shares, was $17.18 per share, compared to $15.75 at December 31, 2002.

Max Re Capital Ltd., through its principal operating subsidiary, Max Re Ltd., offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S, Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Cash and cash equivalents	$106,851	$92,103
Fixed maturities, available for sale at fair value	1,389,463	1,279,564
Alternative investments, at fair value	818,030	653,165
Accrued interest income	12,748	12,304
Premiums receivable	388,779	190,214
Losses recoverable from reinsurers	215,719	212,241
Funds withheld	64,170	55,276
Deferred acquisition costs	129,175	79,447
Deferred charges	10,312	32,086
Prepaid reinsurance premiums	59,529	25,408
Other assets	17,998	11,633

Total assets	$3,212,774	$2,643,441

LIABILITIES
Property and casualty losses and experience refunds	$807,281	$778,069
Life and annuity benefits and experience refunds	391,691	405,008
Reinsurance balances payable	253,197	194,436
Deposit liabilities	237,967	115,513
Unearned property and casualty premiums	573,601	323,672
Accounts payable and accrued expenses	22,417	16,019
Bank loan	150,000	100,000

Total liabilities	2,436,154	1,932,717

Minority interest	126,861	116,565

SHAREHOLDERS' EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 38,087,279 (2002—37,998,779) shares issued and outstanding	38,087	37,999
Additional paid-in capital	527,567	526,582
Loans receivable from common share sales	(11,965)	(12,575)
Unearned stock grant compensation	(5,254)	(2,656)
Accumulated other comprehensive income	61,740	49,108
Retained earnings (deficit)	39,584	(4,299)

Total shareholders’ equity	649,759	594,159

Total liabilities, minority interest and shareholders’ equity	$3,212,774	$2,643,441

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
REVENUES
Gross premiums written	$165,767	$121,538	$596,313	$465,432
Reinsurance premiums ceded	(39,186)	(14,879)	(71,039)	(50,778)

Net premiums written	$126,581	$106,659	$525,274	$414,654

Earned premiums	$161,377	$76,186	$319,441	$171,960
Earned premiums ceded	(18,072)	(10,887)	(32,408)	(21,188)

Net premiums earned	143,305	65,299	287,033	150,772
Net investment income	15,061	13,389	29,568	25,804
Net gains on alternative investments	45,212	2,905	67,014	5,570
Net realized gains on sale of fixed maturities	509	2,439	2,999	2,588
Other income	2,212	2,144	4,215	4,040

Total revenues	206,299	86,176	390,829	188,774

LOSSES AND EXPENSES
Losses, benefits and experience refunds	114,371	66,875	228,834	134,388
Acquisition costs	35,690	14,818	74,427	39,010
Interest expense	8,953	5,753	14,934	7,724
General and administrative expenses	10,785	4,723	18,981	10,598

Total losses and expenses	169,799	92,169	337,176	191,720

INCOME (LOSS) BEFORE MINORITY INTEREST	36,500	(5,993)	53,653	(2,946)

Minority interest	(5,651)	990	(8,241)	545

NET INCOME (LOSS)	30,849	(5,003)	45,412	(2,401)

Change in net unrealized appreciation of fixed maturities	13,360	14,010	12,632	1,536

COMPREHENSIVE INCOME (LOSS)	$44,209	$9,007	$58,044	$(865)

Basic earnings (loss) per share	$0.81	$(0.13)	$1.19	$(0.06)

Diluted earnings (loss) per share	$0.81	$(0.13)	$1.19	$(0.06)

Diluted net operating earnings (loss) per share	$0.79	$(0.18)	$1.12	$(0.12)

Weighted average shares outstanding—basic	38,129,213	39,799,258	38,118,783	39,661,853

Weighted average shares outstanding—diluted	45,302,798	46,955,512	45,252,263	46,917,333

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Six months ended June 30
	2003	2002
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	37,999	39,582
Issue of shares	363	262
Repurchase of shares	(275)	(246)

Balance, end of period	38,087	39,598

Additional paid-in capital
Balance, beginning of period	526,582	543,438
Issue of common shares	4,004	3,736
Stock option expense	127	—
Repurchase of shares	(3,146)	(3,270)

Balance, end of period	527,567	543,904

Loans receivable from common share sales
Balance, beginning of period	(12,575)	(12,575)
Loans granted	—	—
Loans repaid	610	—

Balance, end of period	(11,965)	(12,575)

Unearned stock grant compensation
Balance, beginning of period	(2,656)	(2,894)
Stock grants awarded	(3,740)	(971)
Amortization	1,142	587

Balance, end of period	(5,254)	(3,278)

Accumulated other comprehensive income
Balance, beginning of period	49,108	13,475
Holding gains on fixed maturities arising in period	17,971	3,541
Net realized gains included in net income	(2,999)	(2,588)
Allocation to minority interest	(2,340)	583

Balance, end of period	61,740	15,011

Retained earnings (deficit)
Balance, beginning of period	(4,299)	3,044
Net income	45,412	(2,401)
Dividends paid	(1,529)	(1,589)

Balance, end of period	39,584	(946)

Total shareholders’ equity	$649,759	$581,714

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Six Months ended June 30
	2003	2002
OPERATING ACTIVITIES
Net income (loss)	$45,412	$(2,401)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Minority interest share of income (loss)	8,241	(545)
Amortization of unearned stock based compensation	1,269	587
Amortization of discount on fixed maturities	2,490	165
Net gains on alternative investments	(67,014)	(5,570)
Net realized gains on sale of fixed maturities	(2,999)	(2,588)
Accrued interest income	(444)	749
Premiums receivable	(198,565)	(160,465)
Losses recoverable from reinsurers	(27,578)	(17,874)
Funds withheld	(8,894)	4,535
Deferred acquisition costs	(50,461)	(56,236)
Deferred charges	2,345	4,901
Prepaid reinsurance premiums	(38,165)	(29,591)
Other assets	(6,365)	(1,346)
Property and casualty losses and experience refunds	189,877	44,059
Life and annuity benefits and experience refunds	(13,317)	(11,186)
Reinsurance balances payable	58,761	33,459
Unearned property and casualty premiums	276,892	293,472
Accounts payable and accrued expenses	6,398	4,784

Cash from operating activities	177,883	98,909

INVESTING ACTIVITIES
Purchase of fixed maturities	(268,630)	(306,709)
Sales (purchases) of alternative investments, net	(98,018)	(8,023)
Sales of fixed maturities	147,879	192,704
Redemptions of fixed maturities	26,500	53,630

Cash used in investing activities	(192,269)	(68,398)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	627	3,027
Repurchases of common shares	(3,421)	(3,517)
Proceeds from bank loan	50,000	100,000
Dividends and distributions	(1,529)	(1,589)
Distributions to / conversion of minority shareholders	(285)	(3,315)
Deposit liabilities, net	(16,868)	37,100
Notes and loans repaid	610	—

Cash from financing activities	29,134	131,706

Net increase in cash and cash equivalents	14,748	162,217

Cash and cash equivalents, beginning of period	92,103	98,322

CASH AND CASH EQUIVALENTS, END OF PERIOD	$106,851	$260,539

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $1,560 and $939 for the six months ended June 30, 2003 and 2002, respectively.

A non cash item that was an amendment to a reinsurance contract resulted in the following changes in the six months ended June 30, 2003: decreased property and casualty losses and experience refunds by $160,665, decreased unearned property and casualty premiums by $26,963, decreased deferred charges by $19,429, decreased losses recoverable from reinsurers by $24,100, decreased prepaid reinsurance premiums by $4,044, decreased deferred acquisitions costs by $733 and increased deposit liabilities by $139,322.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA—JUNE 30, 2003

Computation of Combined Book Value per Common Share:
	$	Shares	Per Share
Shareholders’ Equity	649,758,496	38,087,279	$17.06
Minority Interest	126,861,277	7,119,332

Total Combined Equity	776,619,773	45,206,611	$17.18

Selected Performance Measurements:	Quarter Ended	As of
	06/30/2003	06/30/2003	12/31/2002
Return on Average Combined Equity	7.21%
Invested Assets to Combined Equity		3.00	2.87
General & Administrative Expense Ratio	6.61%

Year to Date Segment Information:	Property & Casualty					Life & Annuity	Corporate	Consolidated
(in 000's US$)	Structured	Traditional	Alternative	Traditional	Total
	Reinsurance	Reinsurance	Risk	Insurance
Gross premiums written	$206,112	$176,095	$162,307	$51,799	$596,313	$—	$—	$596,313
Reinsurance premiums ceded	(36,689)	(12,638)	(9,000)	(12,712)	(71,039)	—	—	(71,039)

Net premiums written	$169,423	$163,457	$153,307	$39,087	$525,274	$—	$—	$525,274

Earned premiums	$137,463	$85,286	$87,936	$8,756	$319,441	$—	$—	$319,441
Earned premiums ceded	(23,015)	(1,997)	(4,453)	(2,943)	(32,408)	—	—	(32,408)

Net premiums earned	114,448	83,289	83,483	5,813	287,033	—	—	287,033
Net investment income	—	—	—	—	—	—	29,568	29,568
Net gains on alternative investments	—	—	—	—	—	—	67,014	67,014
Net realized gains on sales of fixed maturities	—	—	—	—	—	—	2,999	2,999
Other income	2,084	—	—	—	2,084	—	2,131	4,215

Total revenues	116,532	83,289	83,483	5,813	289,117	—	101,712	390,829
Losses, benefits and experience refunds	93,635	53,100	59,755	4,434	210,924	17,910	—	228,834
Acquisition costs	38,524	18,119	17,003	290	73,936	491	—	74,427
Interest expense	10,637	—	291	—	10,928	2,446	1,560	14,934
General and administrative expenses	1,592	1,360	1,253	3,157	7,362	2,765	8,854	18,981

Total losses and expenses	144,388	72,579	78,302	7,881	303,150	23,612	10,414	337,176

Net income (loss) before minority interest	$(27,856)	$10,710	$5,181	$(2,068)	$(14,033)	$(23,612)	$91,298	$53,653

Loss Ratio		63.8%	71.6%	76.3%
Combined Ratio		87.1%	93.8%	135.6%
Gross deposits	$65,346	$—	$—	$—	$65,346	$—	$—	$65,346

Net deposits	$49,900	$—	$—	$—	$49,900	$—	$—	$49,900

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA—JUNE 30, 2003

			Periodic Rate of Return
	Market	Investment	Quarter	Year-to-	Last	Last
Selected Investment Return Data:	Value*	%’s	Ended	Date	12 Months	36 months**
Cash and Fixed Maturities	$1,496,314	64.7%	2.28%	3.48%	9.38%	8.87%

Global Macro	$96,608	4.2%	11.28%	13.55%	19.58%	15.94%
Long / Short Equity	65,316	2.8%	5.01%	7.52%	8.28%	2.61%
Convertible Arbitrage	89,321	3.9%	1.31%	6.51%	14.65%	13.43%
Diversified Arbitrage	145,231	6.3%	2.82%	5.62%	10.37%	12.05%
Distressed Securities	89,212	3.8%	14.65%	20.64%	25.61%	7.82%
Opportunistic	18,605	0.8%	-5.49%	-5.49%	-0.70%	3.10%
Emerging Markets	56,476	2.4%	10.38%	14.23%	15.63%	4.65%
Fixed Income Arbitrage	77,117	3.3%	4.39%	7.01%	18.38%	5.96%
Event-Driven Arbitrage	45,870	2.0%	8.21%	11.52%	11.78%	9.80%
Commodity Trading Advisers	53,120	2.3%	10.55%	13.80%	11.10%	3.57%

MDS	736,876	31.8%	6.08%	9.13%	13.33%	8.87%

Insurance Underwriting	81,154	3.5%	3.74%	9.20%	18.49%	7.14%

Alternative Investments	$818,030	35.3%	5.84%	9.12%	13.87%	9.21%

Total Investments	$2,314,344	100.0%	3.53%	5.43%	10.93%	8.94%

Comparative returns
Merrill Lynch Master Bond Index			2.53%	3.95%	10.72%	10.13%
Standard & Poors 500 Stock Index			15.39%	11.75%	0.25%	-11.19%
80% Lehman Index and 20% S&P Index			5.03%	5.53%	8.99%	5.87%

*	Expressed in thousands of United States Dollars
**	Annualized